                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
         [   ]  Preliminary Proxy Statement
         [ X ]  Definitive Proxy Statement
         [   ]  Definitive Additional Materials
         [   ]  Soliciting Material Pursuant to Rule 14a-12
         [   ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                RULE 14a-6(e)(2))

                             SIFCO Industries, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment  of Filing Fee (Check the appropriate box):
         [ X ]  No fee required.
         [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                and 0-11.
                1.  Title of each class of securities to which transaction applies:  ___________
                2.  Aggregate number of securities to which transaction
                    applies:  __________
                3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________________
                4.  Proposed maximum aggregate value of transaction:____________
                5.  Total fee paid:  ___________________________________________
         [   ]  Fee paid previously with preliminary materials.
         [   ]  Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                1.  Amount Previously Paid:  ___________________________________
                2.  Form, Schedule or Registration Statement No.:  _____________
                3.  Filing Party:  _____________________________________________
                4.  Date Filed:  _______________________________________________

                             SIFCO INDUSTRIES, INC.

                   970 EAST 64TH STREET, CLEVELAND, OHIO 44103

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

         The 2003 Annual Meeting of Shareholders of SIFCO Industries, Inc. will be held in the National City Bank meeting rooms A & B (4th floor) of the National City Center Annex Building, 1900 East 9th Street, Cleveland, Ohio, on January 28, 2003 at 10:30 a.m., to consider and vote upon proposals to:

         1. Elect six (6) directors for one-year terms expiring at the 2004 Annual Meeting.
         2. Ratify the designation of Grant Thornton LLP as the independent auditors of the Company.
         3. Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

         The holders of record of Common Shares at the close of business on December 6, 2002, will be entitled to receive notice of and vote at the meeting.

         The Company's Annual Report for the fiscal year ended September 30, 2002 is included with this Notice.


         By order of the Board of Directors.

                                                 SIFCO Industries, Inc.

December 13, 2002                                Carolyn J. Buller, Secretary

         KINDLY FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE PRESENT AND VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL NOT BE USED.

                             SIFCO INDUSTRIES, INC.

                   970 EAST 64TH STREET, CLEVELAND, OHIO 44103
                                December 13, 2002

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         The proxy that accompanies this statement is solicited by the board of directors of SIFCO Industries, Inc. (the "Company") for use at the 2003 Annual Meeting of the Shareholders of the Company to be held January 28, 2003, or at any adjournment thereof. This proxy statement was first mailed on December 13, 2002 to shareholders of record on December 6, 2002.

         Any shareholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing before or at the 2003Annual Meeting. However, the mere presence at the 2003 Annual Meeting of the shareholder granting a proxy does not revoke the proxy. Unless revoked by notice as above stated, the shares represented by valid proxies will be voted on all matters to be acted upon at the 2003 Annual Meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions will be deemed to be present for the purpose of determining a quorum for the 2003 Annual Meeting, but will be deemed not voting on the issues or matters as to which abstention is applicable. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the auditors. Broker non-votes will not affect the outcome of any matter for which the 2003 Annual Meeting is called.

         The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such brokers, custodians, nominees or fiduciaries, who will be reimbursed by the Company for their expenses in so doing.


OUTSTANDING SHARES AND VOTING RIGHTS

         The record date for determining shareholders entitled to vote at the 2003 Annual Meeting is December 6, 2002. As of October 31, 2002, the outstanding voting securities of the Company were 5,107,733 Common Shares. Each Common Share, exclusive of treasury shares, has one vote. The Company held 100,000 Common Shares in its treasury on the record date. The holders of a majority of the Common Shares of the Company issued and outstanding, present in person or by proxy, shall constitute a quorum for the purposes of the 2003 Annual Meeting.

         The table below names the persons who are known by the Company to be the beneficial owners of more than 5% of its outstanding Common Shares as of October 31, 2002, the number of such Common Shares beneficially owned by, or held in trust for, each such person (including their spouses and children who live with them, if any) and the percentage of the outstanding Common Shares, which that number of shares constitutes.

           NAME AND ADDRESS                             AMOUNT AND NATURE OF              PERCENT
          OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP             OF CLASS
          -------------------                           --------------------             --------

       Ms. Janice Carlson and Mr. Charles H. Smith, III     2,004,074 (1)                 39.24%
       Trustees, Voting Trust Agreement
       970 E. 64th Street
       Cleveland, Ohio 44103

       Dimensional Fund Advisors, Inc.                        343,090 (2)                  6.72%
       1299 Ocean Avenue
       Santa Monica, CA 90401

(1) As of October 31, 2002, Janice Carlson and Charles H. Smith, III owned, as Trustees, 2,004,074 Common Shares of the Company, such Common Shares having been deposited with them or their predecessors, as Trustees, under a Voting Trust Agreement entered into as of February 1, 1997 and extended to January 31, 2007. The Trustees under the Voting Trust Agreement share voting control with respect to all such Common Shares. Mrs. G. D. Gotschall, 7425 Pelican Bay Boulevard, Marbella #606, Naples, Florida 34108, owned 656,972 shares (12.86%); and Mr. C. H. Smith, Jr., 4565 South Lake Drive, Boynton Beach, FL 33436, owned 539,836 shares (10.57%), which shares are subject to the Voting Trust Agreement.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 343,090 Common Shares of SIFCO Industries, Inc. as of October 31, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.



PROPOSAL TO ELECT SIX (6) DIRECTORS

         Six (6) directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The six (6) nominees receiving the most votes will be elected as directors for 2003.

         Although the Company does not contemplate that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is currently intended that the remaining directors will, by the vote of a majority of their number, designate a different nominee for election to the Board at the 2003 Annual Meeting.

Nominees for election to the board of directors


JEFFREY P. GOTSCHALL, 54, director of the Company since 1986, Chairman of the
         Board since 2001, and Chief Executive Officer of the Company since 1990. Mr. Gotschall previously served the Company from 1989 to 2002 as President, from 1986 to 1990 as Chief Operating Officer, from 1986 through 1989 as Executive Vice President and from 1985 through 1989 as President of SIFCO Turbine Component Services. Mr. Gotschall is also a director of National Processing, Inc. (credit and debit card processing service).

HUDSON D. SMITH, 51, director of the Company since 1988. Mr. Smith has been
         Treasurer of the Company since 1983 and President of SIFCO Forge Group since 1998. Mr. Smith previously served as Vice President and General Manager of SIFCO Forge Group from 1995 through 1997, General Manager of SIFCO Forge Group's Cleveland Operations from 1989 through 1995 and Group General Sales Manager of SIFCO Forge Group from 1985 through 1989.

MICHAEL S. LIPSCOMB, 56, director of the Company since 2002. Mr. Lipscomb has been Chairman, President and Chief Executive Officer of Argo-Tech Corporation since 1994. Mr. Lipscomb joined TRW's corporate staff in 1981 and was appointed Director of Operations for the Power Accessories Division in 1985. He was named Vice President of Operations when Argo-Tech was formed in 1986, becoming Executive V.P and Chief Operating Officer in 1988, President in 1990 and Chairman in 1994. Mr. Lipscomb has served as a director of Argo-Tech and AT Holdings Corporation since 1990. He also serves on the board of Ruhlin Construction Company and is a board member of the Aerospace Industries Association.

P. CHARLES MILLER, JR., 64, director of the Company since 2002. Mr. Miller is the Chairman and CEO of Duramax Marine LLC. Prior to acquiring Duramax Marine in 1999, he served as President, CEO and director of Duramax, Inc. since 1982. Mr. Miller continues to serve as a director of Duramax, Inc., and serves on the Business Advisory Council of the Federal Reserve Bank of Cleveland and on the board of directors of DTR Industries, Inc. and Custom Rubber Corporation. He also serves on the boards of numerous not-for-profit organizations.

ALAYNE L. REITMAN, 38, director of the Company since 2002. Ms. Reitman currently serves as a Trustee for the Cleveland Foundation and Hawken School, where she is also Assistant Treasurer and a member of the Executive Committee. Ms Reitman also serves as Treasurer for the Jewish Education Center of Cleveland. She previously served from 1999 to 2001 as President of Embedded Planet, a high-tech start-up company; from 1993 to 1998 as Vice President and Chief Financial Officer of The Tranzonic Companies, Inc.; and from 1991 to 1993 as Senior Financial Analyst for American Airlines.

J. DOUGLAS WHELAN, 63, director of the Company since 1995. Mr. Whelan retired in 1999 from his positions as President, Chief Operating Officer and director of Wyman-Gordon Company, North Grafton, Massachusetts. He previously served from 1994 through 1997 as President of Wyman-Gordon Forgings, Houston, Texas and from 1989 through 1994, as Vice President of Operations for the Cameron Forged Products Division of Cooper Industries, Houston, Texas. From 1965 to 1989, Mr. Whelan served in a variety of executive, technical and management positions with Cameron Iron Works, Houston, Texas.


STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND NOMINEES

          The following table sets forth as of October 31, 2002, the number of Common Shares of the Company beneficially owned by each director and officer and all directors and officers as a group, according to information furnished to the Company by such persons:

                                                      AMOUNT AND NATURE OF
                    NAME                            BENEFICIAL OWNERSHIP (1)      PERCENT OF CLASS
                    ----                            ------------------------      ----------------

         Timothy V. Crean (1)                               181,493                     3.55 %
         Hudson D. Smith (1)(2)(3)(4)                       148,840                     2.91 %
         Jeffrey P. Gotschall (1)(2)(3)(4)                  125,475                     2.46 %
         J. Douglas Whelan                                    8,000                       *
         Frank A. Cappello (1)                                7,500                       *
         Michael S. Lipscomb                                    600                       *
         Alayne L. Reitman                                      500                       *
         P. Charles Miller                                    1,000                       *
                                                            -------
         All Directors and Officers as a Group              473,408                     9.27 %
                                                            =======

      *Common Shares owned are less than one percent of class.

(1) Unless otherwise stated below, the shares owned are owned of record by that person who has sole voting and investment power as to those shares. A portion of the total number of shares for the following persons and group represents shares which could be acquired within 60 days of the date of this Proxy Statement by exercise of stock options:
         Mr. T. V. Crean, 132,500 shares; Mr. J. P. Gotschall, 10,000 shares; Mr. H. D. Smith, 7,000 shares; Mr. F. A. Cappello, 7,500 shares; and all directors and officers as a group, 159,500 shares.

(2) Includes in the cases of Messrs. J. P. Gotschall and H. D. Smith shares owned by their spouses and any minor children or in trust for them, their spouses and their lineal descendants.

(3) Includes Voting Trust Certificates issued by the aforementioned Voting Trust representing an equivalent number of Common Shares held by such Trust as follows: Mr. J. P. Gotschall-- 115,475; and Mr. H. D. Smith-- 140,400,

(4)      Mr. J. P. Gotschall and Mr. H. D. Smith are cousins.

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Company's Board of Directors held four (4) regularly scheduled meetings during the last fiscal year. The Board of Directors' standing committees are the Audit, Compensation, and Governance Committees. During 2002 each director attended at least 75% of the total number of meetings of the Board and the Committees on which he or she served.

         The functions of the Audit Committee are to determine the scope of the audit, to discuss any special problems that may arise during the course of the audit and to review the audit and its findings for the purpose of reporting to the board of directors. The Audit Committee, currently composed of M.S. Lipscomb (Chairperson), A. L. Reitman, C. P. Miller and J. D. Whelan, held two (2) meetings during the last fiscal year.

         The function of the Compensation Committee is to review and recommend the compensation of directors and officers of the Company, including the granting of stock options and the number of shares that should be subject to each option so granted. The Compensation Committee, currently composed of J. D. Whelan (Chairperson), M.S. Lipscomb, A. L. Reitman and C. P. Miller, held two
(2) meetings during the last fiscal year.

         The function of the Governance Committee is to recommend candidates for the board of directors and address issues relating to senior management performance and succession, and to the composition and procedures of the board. The Governance Committee is currently composed of J.P. Gotschall, M.S. Lipscomb,
A. L. Reitman, J. D. Whelan and C. P. Miller. The Governance Committee will consider shareholder nominations for directors at any time. Any shareholder desiring to have a nominee considered by the Governance Committee should submit such recommendation in writing to a member of the Governance Committee or the Secretary of the Company. The Governance Committee did not hold any formal meetings during the last fiscal year; however, its function was fulfilled during sessions of the full board of directors.

         In fiscal 2002, each director (other than directors who are employed by the Company) received an annual retainer fee of $12,000 and an attendance fee of $1,000 per Board meeting, $1,000 per Committee meeting for meetings held on a day other than the day of a Board meeting and $500 per Committee meeting for meetings held on the day of a Board meeting. Committee chairperson received an additional $2,000 annual retainer for such service.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation received for each of the three previous fiscal years by the Company's Chief Executive Officer and three other executive officers of the Company:


        ====================================================================================================

                                               SUMMARY COMPENSATION TABLE

        -------------------------------- -------------------- -------------------------------- -------------
                                                      ANNUAL                 LONG TERM
                                                COMPENSATION                COMPENSATION
        -------------------------------- -------------------- -------------------------------- -------------
               NAME &                                         RESTRICTED    LTIP      OPTION    ALL OTHER
         PRINCIPAL POSITION     YEAR     SALARY($)  BONUS($)    STOCK      PAYOUTS    AWARDS    COMPENSATION
                                                                AWARDS     ($) (2)                  (3)
                                                               ($) (1)
        --------------------- ---------- --------- ---------- ---------- ---------- ---------- -------------

        Jeffrey P. Gotschall    2002      238,326        -0-        -0-        -0-      5,000         3,120
        Chairman & CEO          2001      259,992    106,000        -0-        -0-      5,000         3,120
                                2000      260,442     32,000        -0-     76,984     10,000         3,120
        --------------------- ---------- --------- ---------- ---------- ---------- ---------- -------------

        Timothy V. Crean        2002      190,000     60,000    202,500        -0-      7,500           -0-
        President & COO         2001      185,543     94,458        -0-        -0-     10,000           -0-
                                2000      174,332     58,091        -0-    159,506     10,000           -0-
        --------------------- ---------- --------- ---------- ---------- ---------- ---------- -------------

        Frank A. Cappello       2002      141,004        -0-        -0-        -0-     10,000         1,680
        Vice President & CFO    2001      141,004     58,000        -0-        -0-     10,000         1,260
                                2000(4)    85,483     19,000        -0-        -0-      5,000           -0-
        --------------------- ---------- --------- ---------- ---------- ---------- ---------- -------------

        Hudson D. Smith,        2002      111,684      2,320        -0-        -0-      5,000         1,320
        Treasurer               2001      113,376     11,199        -0-        -0-      5,000         1,320
                                2000      113,376      3,574        -0-    199,312      6,000         1,320
        ===================== ========== ========= ========== ========== ========== ========== =============


(1) All restricted shares are valued by multiplying the number of shares granted by the closing price on the grant date, minus any consideration paid by the named executive. On July 30, 2002 the Company granted named executive 50,000 restricted shares, on which date the Company's common shares closed at $4.05 per share. No monetary consideration will be contributed by officer for the restricted shares. The restricted shares have a vesting rate of 25% per year beginning on the first anniversary date of the grant. The market value of the 50,000 restricted shares at September 30, 2002 was $142,500 based on the closing price for Company's common shares of $2.85. Restricted shares shall be entitled to receive dividends.

(2)      Represents final distributions from the Company's Phantom Stock Plan.

(3) Represents amounts contributed by the Company as matching contributions with respect to U.S. employees pursuant to the SIFCO Industries, Inc. Employees' Thrift Plan, a defined contribution plan.

(4) Represents amounts since February 21, 2000, date on which officer was hired.

OPTION GRANTS

         Set forth below is information on grants of stock options pursuant to the Company's 1998 Long-Term Incentive Plan during the fiscal year ended September 30, 2002 to the executive officers named in the Summary Compensation Table.

===================================================================================== =====================
                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                 INDIVIDUAL GRANTS                                    ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION FOR
                                                                                           OPTION TERM
------------------------------------------------------------------------------------- ---------------------
                                            % OF TOTAL
                             OPTIONS/    OPTIONS GRANTED      EXERCISE
          NAME                 SARS      TO EMPLOYEES IN       OR BASE    EXPIRATION    5% ($)     10% ($)
                              GRANTED      FISCAL YEAR          PRICE        DATE
                                 #                            ($/SHARE)
--------------------------- ----------- ------------------- ------------- ----------- ---------- ----------
Jeffrey P. Gotschall             5,000            7%              5.50      4/30/2012     17,295     43,828
Timothy V. Crean                 7,500           10%              5.50      4/30/2012     25,942     65,742
Frank A. Cappello               10,000           13%              5.50      4/30/2012     34,589     87,656
Hudson D. Smith                  5,000            7%              5.50      4/30/2012     17,295     43,828
=========================== =========== =================== ============= =========== ========== ==========


OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Set forth below, for each individual named in the Summary Compensation Table, is information relating to such person's exercise of stock options during the fiscal year ended September 30, 2002 and ownership of unexercised stock options at September 30, 2002.

======================= ============= =========== ============================ ============================

       NAME                 SHARE                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN
                         ACQUIRED ON      VALUE      UNDERLYING UNEXERCISED        THE MONEY OPTIONS AT
                          EXERCISE      REALIZED       OPTIONS AT YEAR-END            FISCAL YEAR-END
                                                  ---------------------------- ----------------------------

                                                   EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------- ------------- ----------- ------------- -------------- ------------- --------------
Jeffrey P. Gotschall        -0-          -0-           6,250         13,750          -0-           -0-
Timothy V. Crean            -0-          -0-         113,750         33,750          -0-           -0-
Frank  A. Cappello          -0-          -0-           5,000         20,000          -0-           -0-
Hudson D. Smith             -0-          -0-           4,250         11,750          -0-           -0-
======================= ============= =========== ============= ============== ============= ==============

--------------------------------------------------------------------------------
DEFINED BENEFIT PENSION PLANS
--------------------------------------------------------------------------------

         The amounts stated in the foregoing Summary Compensation Table do not include amounts paid by the Company for purposes of funding the Company's non-contributory pension plan. Messrs. J. P. Gotschall, F. A. Cappello, and H.
D. Smith participate on the same basis as other salaried employees in a qualified, non-contributory pension plan known as SIFCO Industries, Inc. Salaried Retirement Plan (the "Retirement Plan"). Mr. T. V. Crean participates in the SIFCO Turbine Components Limited Pension Plan (the "STCL Plan"), which is described later in this section.

         The Summary Compensation Table on page 6 includes both base salary and incentive compensation. Benefits payable under the Retirement Plan are calculated using only base salary. Under the terms of the Retirement Plan, the amount of normal annual retirement benefit payable to a participating employee is generally based upon years of service with the Company prior to normal retirement date, "final average earnings" (average basic salary during the 60 consecutive month period, within the 120 month period preceding retirement, during which the total amount of basic salary was the highest) and average Social Security covered compensation. For an employee retiring with 25 years of service or less, the benefit is equal to 2.144% of final average earnings minus ..625% of average Social Security covered compensation multiplied by years of service up to 25 years. If an employee has more than 25 years of service at retirement, the benefit is increased by 1.25% of final average earnings multiplied by his years of service in excess of 25 years. The amount so determined is payable in the form of a single life annuity or a lump sum payment. Under the Internal Revenue Code, the maximum annual benefit payable under the Retirement Plan to covered employees is limited to $160,000 per year for 2002. In addition, the maximum amount of final average earnings used to compute benefits under the Retirement Plan is limited by the Internal Revenue Code. Therefore, in response to such limitations, the Company established a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide covered employees with a benefit amount equal to what they would have been entitled to receive under the Retirement Plan if no such limitations existed.

         The estimated annual retirement benefit under the combined Plans for each participant is based upon the assumption that base salary will remain unchanged until the normal retirement age of 65 is reached, and that likewise the provisions of the Retirement Plan with respect to those retirement benefits will remain unchanged. The following table shows estimated combined annual benefits payable upon retirement under the Retirement Plan and the SERP:

                                               Years of Service
---------------------------------------------------------------------------------------------------------------
    Remuneration           15           20            25           30            35           40            45
----------------- ------------ ------------ ------------- ------------ ------------- ------------ -------------

        $ 50,000       12,382       16,510        20,637       23,762        26,887        30,012         33,137
          75,000       20,422       27,230        34,037       38,724        43,412        48,099         52,787
         100,000       28,462       37,950        47,437       53,687        59,937        66,187         72,437
         150,000       44,542       59,390        74,237       83,612        92,987       102,362        111,737
         200,000       60,622       80,830       101,037      113,537       126,037       138,537        151,037
         250,000       76,702      102,270       127,837      143,462       159,087       174,712        190,337
         300,000       92,782      123,710       154,637      173,387       192,137       210,887        229,637

----------------------------------------------------------------------------------------------------------------

         The payments by the Company to fund the benefits under the Retirement Plan and SERP are actuarially determined. The estimated annual benefits payable upon retirement and projected years of credited service to retirement are as follows: Mr. J. P. Gotschall-- $163,001 (39.8 years); Mr. F. A. Cappello-- $59,242 (23.6 years); and Mr. H. D. Smith-- $72,239 (42.5 years). Total pension expense related to the Retirement Plan for fiscal year 2001 was $574,687.

         Mr. T. V. Crean participates in the STCL Plan. This is a contributory plan for employees of the Company's Irish subsidiary, SIFCO Turbine Components Limited ("STCL"). Under the STCL Plan, the employee and STCL each pay 50% of retirement benefits. Other costs such as life insurance are borne by STCL.

         Under the terms of the STCL Plan, the amount of normal annual retirement benefits payable to a participating employee is generally based upon years of service with STCL prior to normal retirement date, "final pensionable salary" (average basic salary during the period of 36 consecutive months preceding retirement) and average government pension. The benefit is 1/60th of final pensionable salary for each year of service, subject to a maximum of 40 years, minus 1 1/2 times the single person's annual rate of government retirement pension. Years of service for senior managers who will have completed at least ten years service may be augmented. The additional cost is paid by STCL.

         The payments by STCL and employees to fund the benefits under the STCL Plan are actuarially determined. The current dollar value of estimated annual benefits payable (in Euros) upon retirement and projected years of credited service to retirement for Mr. T. V. Crean is $130,388 (40 years). Total pension expense for the Retirement Plan for fiscal year 2002 was $245,000.


DEFINED CONTRIBUTION PLANS

         The amounts stated in the Summary Compensation Table on page 6 include amounts contributed and expensed by the Company under the SIFCO Industries, Inc. Employees' Thrift Plan. This Plan is a qualified 401(k) plan for salaried U.S. employees and was established in 1981 to encourage savings by employees. Under the terms of this Plan, all salaried U.S. employees are permitted to contribute up to 16% of their pay, including wages, overtime pay and any commissions received, up to a maximum amount of $11,000 in calendar year 2002, to a trust fund. Under the Plan, the Company matches 60% of the first 2% of participating employee compensation contributed to the Plan.

         Employee contributions may be invested in one or more of four funds: an equity fund, an international equity fund, a balanced fund and a government money market fund. Company matching contributions are made in Company Common Shares. For employees with less than three years of service, one-half of the amounts contributed by the Company are automatically vested. The remaining 50% becomes fully vested after three full years of service. Amounts contributed by the Company for employees with three or more full years of service vest immediately. All amounts in the fund credited to an employee are payable in cash or stock upon the employee's death, retirement or permanent disability.

CHANGE IN CONTROL AGREEMENTS


         During fiscal 2000 and 2002, the Company entered into agreements with certain key executives of the Company in order to protect the Company and such key executives in the event of a change in control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of these executives to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of the Company. To that end, the Change in Control Agreements obligate the Company to provide certain severance benefits, described below, to any of these officers whose employment is terminated under certain circumstances. Such benefits for Messrs. J.P. Gotschall, T. V. Crean, H. D. Smith and F. A. Cappello include a payment equal to a maximum of 200% of the employee's annual compensation, continuation of insurance coverage for up to 24 months following termination, and accelerated vesting of existing stock options and certain retirement benefits.


REPORT OF THE COMPENSATION COMMITTEE

         The Company's compensation of its executive personnel has three components: base salary, cash incentive compensation and stock-based compensation (stock options and restricted shares).

         Based on a consideration of CEO salaries in manufacturing companies of comparable size, and in view of uncertainty in the aerospace industry, the Compensation Committee adjusted Mr. Gotschall's annual salary to $240,000 at the start of the fiscal 2003 year. Mr. Gotschall did not receive a cash incentive for fiscal 2002.

         The Company has incentive plans for each business unit and for the corporate headquarters staff. In general, certain members of the business units share in compensation pools equal to 10% of the unit's operating profits, subject to certain adjustments and members of the corporate staff may earn incentives from a pool equal to 3% of profits before tax, subject to certain adjustments.

         During fiscal 2002, options on 77,500 shares were awarded to participants in the Company's 1998 Long-Term Incentive Plan, including awards of 5,000 shares to Mr. J. P. Gotschall; 7,500 shares to Mr. T. V. Crean; 5,000 shares to Mr. H. D. Smith; and 10,000 shares to Mr. F. A. Cappello.

                                        Compensation Committee
                                                J. Douglas Whelan, Chairperson
                                                Michael S. Lipscomb
                                                P. Charles Miller, Jr.
                                                Alayne L. Reitman

PERFORMANCE GRAPH

         Set forth below is a graph comparing the price performance of the Company's Common Shares to the price performance of the S&P Composite - 500 Stock Index and the S&P Aerospace/Defense Group. The graph assumes that the value of the investment in the Common Shares, the S&P Composite - 500 Stock Index and the S&P Aerospace/Defense Group was $100 on September 30, 1997.

                  COMPARISON OF FIVE-YEAR PRICE PERFORMANCE OF
                      SIFCO INDUSTRIES, INC., S&P 500 INDEX
                         AND S&P AEROSPACE/DEFENSE GROUP

                                    [GRAPH]

                 SIF Index   S&P 500    S&P Aero
    Qtr          9/30/1996  9/30/1996   9/30/1996
   Ended           =100        =100       =100
-------------------------------------------------
9/30/97            $100.0     $100.0      $100.0
12/31/97            $92.2     $102.4       $90.3
3/31/98            $110.2     $116.3       $99.8
6/30/98            $101.8     $119.7       $95.1
9/30/98             $60.2     $107.4       $79.7
12/31/98            $59.9     $129.8       $85.2
3/31/99             $36.7     $135.8       $91.7
6/30/99             $39.8     $144.9      $107.8
9/30/99             $33.7     $135.4       $94.9
12/31/99            $34.3     $155.1       $85.4
3/31/00             $28.3     $158.2       $78.5
6/31/00             $30.1     $153.6       $73.1
9/30/00             $28.0     $151.6       $93.9
12/31/00            $22.9     $139.4      $105.3
3/31/01             $22.2     $122.5       $94.3
6/30/01             $26.7     $129.3       $92.6
9/30/01             $22.2     $109.9       $74.5
12/31/01            $26.8     $121.2       $85.3
3/31/02             $27.3     $121.1      $101.6
6/30/02             $24.8     $104.5      $102.0
9/30/02             $13.7      $86.1       $80.9

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2002, with the Company's management and with the Company's independent certified public accountants, Grant Thornton LLP. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 certifying the firms independence and the Audit Committee discussed the independence of Grant Thornton LLP with that firm.

         Effective as of May 2, 2000, the Audit Committee and the Board of Directors of the Company adopted a written charter, a copy of which is attached to this Proxy Statement as Exhibit A. The members of the Audit Committee are all independent directors as defined in Section 121A of The AMEX Listing Standards, Policies and Requirements.

         Based upon the Audit Committee's review and discussion noted above, the Audit Committee recommended to the board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

                                     Audit Committee
                                              Michael S. Lipscomb, Chairperson
                                              P. Charles Miller, Jr.
                                              Alayne L. Reitman
                                              J. Douglas Whelan

AUDIT FEES

         Fees paid to Grant Thornton LLP and to the Company's predecessor auditor, Arthur Andersen LLP, for the audit of the annual financial statements included in the Company's Form 10-K and for review of the financial statements included in the Company's Forms 10-Q for the year ended September 30, 2002 were $125,000 and $16,000, respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no such fees paid during 2002 to Grant Thornton LLP or Arthur Andersen LLP for professional services other than those described above.

ALL OTHER FEES

         There were no such fees paid during 2002 to Grant Thornton LLP or Arthur Andersen LLP for professional services other than those described above.

PROPOSAL FOR APPROVAL OF DESIGNATION OF AUDITORS

         The accounting firm of Grant Thornton LLP has, since July of 2002, been the Company's independent certified public accountants and auditors. Arthur Andersen LLP was dismissed in June of 2002. There were no disagreements with Arthur Andersen LLP or other reportable events on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The board of directors has chosen that firm to audit the accounts of the Company and its consolidated subsidiaries for the fiscal year ending September 30, 2003, subject to the approval of the shareholders for which the affirmative vote of a majority of the Common Shares present and voting at the 2003 Annual Meeting (in person or by proxy) is required. Grant Thornton LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates other than as auditors. The board of directors recommends ratification of the selection of Grant Thornton LLP as independent auditors of the Company for the year ending September 30, 2003.

         Representatives of Grant Thornton LLP are expected to be present at the 2003 Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         A shareholder who intends to present a proposal at the 2004 Annual Meeting, and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver the proposal to the Company no later than August 15, 2003. Any shareholder proposal submitted other than for inclusion in the Company's proxy materials for the 2004 Annual Meeting must be delivered to the Company no later than October 29, 2003 or such proposal will be considered untimely. If a shareholder proposal is received after October 29, 2003, the Company may vote in its discretion as to the proposal, all of the Common Shares for which it has received proxies for the 2004 Annual Meeting.


OTHER MATTERS

         The management does not know of any other matters that will come before the meeting. In case any other matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.


                                       By order of the Board of Directors

                                       Carolyn J. Buller, Secretary
December 13, 2002

                                                                       EXHIBIT A

                                 CHARTER FOR THE
                              SIFCO AUDIT COMMITTEE

The Audit Committee will consist of a minimum of three outside, independent directors, all financially literate, at least one experienced in finance and accounting. The independent auditors will be ultimately accountable to this committee and the full board.

The Audit Committee will:

     - Operate under a formal charter, which it will review and assess annually.

     - Select, subject to shareholder approval, evaluate and, if necessary, replace the independent auditors.

     - Discuss with the independent auditors the scope and thoroughness of their examinations and review the costs associated therewith.

     - If requested by the independent auditors or by management, review and discuss with management and with the auditors the quarterly financial statements (10-Q) prior to their submission to the Securities and Exchange Commission.

     - Review and discuss with the independent auditors and with management the audited annual financial statements prior to their SEC submission or release, including in such discussion specific consideration of the quality of the Company's accounting principles applied to its financial reporting.

     - Review with the full board the results of the independent auditors' examination, as well as the Audit Committee's evaluation thereof.

     - Recommend to the board the inclusion of the annual financial statements in the Annual Report on Form 10-K.

     - Ensure that the independent auditors state annually, in writing, any other relationships that they have with the Company; and determine if any such relationship might interfere with the auditors' independence.

     - Review the need for internal auditors and make appropriate recommendations to the board.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                             SIFCO INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JEFFREY P. GOTSCHALL and HUDSON D. SMITH, and each of them, the proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of the Shareholders of SIFCO Industries, Inc., to be held on January 28, 2003, and at any and all adjournments thereof, upon proposals to:

(1) ELECT SIX (6) DIRECTORS. To elect the following persons for one-year terms expiring at the 2004 Annual Meeting:

          Jeffrey P. Gotschall                       Michael S. Lipscomb                     P. Charles Miller, Jr.
            Alayne L. Reitman                          Hudson D. Smith                          J. Douglas Whelan

 [ ] FOR all nominees listed above           [ ] WITHHOLD AUTHORITY
      (except as noted below)               To vote for all nominees

(INSTRUCTIONS: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

(2) RATIFY THE DESIGNATION OF GRANT THORNTON LLP as independent auditors of the Company.

        [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

(3) Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

       [ ]  GRANT AUTHORITY                           [ ]  WITHHOLD AUTHORITY
                                                       (Continued on other side)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                     (Proxy--continued from the other side)

IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE PROPOSAL TO RATIFY THE DESIGNATION OF INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

                                                  Dated:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  NOTE: The signature of this
                                                  proxy should correspond with
                                                  the name (or names), as shown
                                                  hereon, in which your stock is
                                                  registered. Where stock is
                                                  registered jointly in the name
                                                  of two or more persons, all
                                                  should sign.